EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Esquire Financial Holdings, Inc. of our report dated March 14, 2019 relating to the consolidated financial statements of Esquire Financial Holdings, Inc. for the year ended December 31, 2018.

/s/ Crowe LLP
Crowe LLP

Livingston, New Jersey
June 13, 2019